Exhibit 99.1

INVESTOR CONTACT:
Deirdre Blackburn
(610) 293-0600

SAFEGUARD ANNOUNCES THE APPOINTMENT OF ANTHONY IBARGÜEN TO
CEO AND PRESIDENT OF ALLIANCE CONSULTING

Wayne, PA, May 4, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in developing companies primarily in the information technology and healthcare life sciences areas, is pleased to announce the appointment of Anthony Ibargüen to Chief Executive Officer and President of Alliance Consulting Group Associates, Inc., a Safeguard subsidiary.

Mr. Ibargüen, previously Safeguard’s Managing Director of Business & IT Services, has been actively involved with Alliance Consulting since the company’s acquisition by Safeguard in December 2002 and has served as Alliance Consulting’s Chairman of the Board. He brings over 20 years of operating experience in the technology industry including executive management positions such as President, Professional Services of Internet Capital Group (NASDAQ:ICGE), President and Chief Operating Officer of Tech Data Corporation (NASDAQ:TECD), Co-Founder and Executive Vice President of Entex Information Services, and various roles with IBM Corporation.

“Tony brings to Alliance Consulting a wealth of executive management experience in the IT industry and will be a great leader at a critical time in its history”, said Anthony L. Craig, Safeguard’s President and Chief Executive Officer. “Safeguard is committed to expanding Alliance Consulting’s opportunities in an improving IT market.”

“Alliance Consulting has a great team and a tremendous legacy of service to its clients”, said Ibargüen. “Our focus on Business-Driven Solutions is resonating with clients and, with

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard’s backing, there is nothing stopping us from becoming the leading provider of IT consulting and software solutions to our targeted clients.”

Ibargüen will be replacing Michael A. Warner, who is leaving the company eighteen months after Safeguard’s acquisition of Alliance Consulting. “Mike has done a great job of leading Alliance Consulting through a difficult market in the past two years”, said Ibargüen. “We are grateful for his efforts and wish him the best of luck in the future.”

About Safeguard Scientifics, Inc.

     Safeguard Scientifics (NYSE:SFE) is a company that seeks to create long-term value by taking controlling interests primarily in information technology and healthcare life sciences companies and developing them through superior operations and management support. Safeguard’s existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications. For more information, visit www.safeguard.com.

About Alliance Consulting Group Associates, Inc.

     Alliance Consulting delivers IT consulting and software solutions to targeted clients nationwide. Alliance Consulting’s business-driven solutions encompass strategic IT and business intelligence consulting, custom application development and packaged software integration, data warehouse integration and application management outsourcing. Alliance Consulting is a wholly owned subsidiary of Safeguard Scientifics, Inc. For more information, please visit www.alliance-consulting.com.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, and the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com